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                                                                       EXHIBIT 2
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                                 ALLIS-CHALMERS

                             7660 Woodway, Suite 200
                       Houston, Texas 77063 (713) 369-0550



                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


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                              DATED AUGUST 10, 2004


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                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


         This AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Agreement"), dated August 10, 2004, is made by and among Allis-Chalmers Corporation, a Delaware corporation (the "Company"), and the signatories hereto (the "Investors").

                                    RECITALS

         WHEREAS, the Company and certain investors (the "Investors") have executed and delivered to each other a Stock Purchase Agreement (the "Stock Purchase Agreement") dated August 10, 2004;

         WHEREAS, certain Investors have requested that the Company enter into certain additional covenants in connection with the transactions contemplated by the Stock Purchase Agreement;

         WHEREAS, the Company has agreed to make such additional covenants for the benefit of all Investors; and

         WHEREAS, the Company acknowledges that one or more Investors is entering into the Stock Purchase Agreement in reliance upon the additional covenants made by the Company herein;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. ADDITIONAL SHARES. In the event the Company sells Additional Shares of Common Stock (as defined below) within six months after the date hereof for a price per share of less than $3.00 per share, then, and in each such event, the Company shall issue additional shares (the "Additional Shares") of the Common Stock to each Investor so that the average price paid by each Investor for the Initial Shares and all Additional Shares issued to such Investor shall be the same as the lowest per share price paid by any other person for Additional Shares of Common Stock. The Additional Shares shall be "Shares" for all purposes hereunder. As used herein, "Additional Shares of Common Stock" shall (a) include the issuance of Common Stock by the Company, (b) include the issuance by the Company of securities ("Convertible Securities") convertible into or exchangeable for Common Stock, in which event the price deemed to be paid for the underlying Common Stock shall be equal to the minimum amount that may be paid for such Common Stock taking into account the amount paid for the Convertible Securities as well as any additional amount payable upon exercise or conversion of such Convertible Securities, but without taking into account customary anti-dilution rights, and (c) not include the issuance of options and


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Common Stock pursuant to the agreements and other rights described in Schedule
2.6 hereof, including upon exercise of options granted in the future pursuant to the Company's 2003 Incentive Stock Plan. The closing of the issuance of any Additional Shares shall be effected at the offices of the Company on or prior to the tenth business day following the date of issuance of any Additional Shares of Common Stock triggering the issuance of Additional Shares. At the Closing, the Company shall cause the Depository Trust Company to enter a book entry on behalf of each Investor representing the Additional Shares issued to such Investor.

         2. TRANSACTION RESTRICTIONS.

                  (a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in
Section 2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

                  (b) The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith, provided that the pledgee certifies to the Company that the requirements set forth in this Section 2(b) are met. Further, no notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including, if the Shares are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares shall not contain any legend or stop transfer order, including the legend set forth in Section 1 of the Stock Purchase Agreement: (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the


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Company's transfer agent to effect the removal of the legend hereunder. The
Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(c), it will, no later than five business days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing Shares issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 2.

         3. SHELF REGISTRATION. The Company makes the following additional covenants relating to the Registration Statement described in Section 6 of the Stock Purchase Agreement:

                  (a) The Company shall prepare and file the Registration Statement or cause the Registration Statement to be prepared and filed with the SEC, as soon as practicable but in any event no later than thirty (30) days after the date hereof, on Form S-3 or such other form as the Company is then eligible to use for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than three (3) business days after receipt of notice of "no review" by the SEC or one hundred twenty (120) days from the date hereof in the event of SEC review. The Registration Statement may also register the sale of shares of Common Stock of the Company by other Stockholders of the Company.

                  (b) The Company shall not suspend sales of Shares pursuant to the Registration Statement for a period of more than thirty (30) days during any twelve (12) month period pursuant to Section 6.2(e) of the Stock Purchase Agreement.

                  (c) The Company shall pay to Investors, as liquidated damages and as the sole remedy for the Company's failure to timely comply with such obligations, a penalty of one percent (1.0%) of the amount paid for the Shares by each Investor for the first thirty (30) day period of non-compliance, and a penalty of two percent (2%) of the amount paid for the Shares by each Investor for each subsequent thirty (30) days of non-compliance (if any period of non-compliance exceeds thirty (30) days) with its obligation to timely file the Registration Statement, to cause the Registration Statement to become effective within the time periods set forth above, and to maintain the effectiveness of the Registration Statement as set forth above.

         4. APPROVAL. This Amendment has been approved by Investors purchasing at least 66-2/3% of the Shares to be purchased pursuant to the Stock Purchase Agreement, as required by Section 9.9 of the Stock Purchase Agreement.

         5. INTERPRETATION. Except as modified hereby the Stock Purchase Agreement remains in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

By:
Allis-Chalmers Corporation,                  INVESTOR
a Delaware corporation
                                             /S/ J. STEVEN EMERSON
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                                             Signature

/S/ MUNANWAR H. HIDAYATALLAH                 J. STEVEN EMERSON ROTH IRA
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Munawar H. Hidayatallah, Chief               Name
Executive Officer
7660 Woodway, Suite 200
Houston, Texas  77063                        SOLE BENEFICIARY, SELF DIRECTED IRA
                                             -----------------------------------
                                             Title

                                             Address:

                                             1522 ENSLEY AVENUE
                                             LOS ANGELES, CALIFORNIA 90024


INVESTOR                                     INVESTOR

/S/ J. STEVEN EMERSON                        /S/ J. STEVEN EMERSON
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Signature                                    Signature

EMERSON PARTNERS                             J. STEVEN EMERSON RO IRA II
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Name                                         Name

PARTNER                                      SOLE BENEFICIARY, SELF DIRECTED IRA
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Title                                        Title

Address:                                     Address:

1522 ENSLEY AVENUE                           1522 ENSLEY AVENUE
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LOS ANGELES, CALIFORNIA  90024               LOS ANGELES, CALIFORNIA  90024
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